Exhibit 5.1
Dechert LLP
30 Rockefeller Plaza
New York, New York 10112
+1 212 698-3500 Main
+1 212 698-3599 Fax
www.dechert.com
October 10, 2006
H&E Equipment Services, Inc.
11100 Mead Road, Suite 200
Baton Rouge, Louisiana 70816

Re:	Form S-4 Registration Statement Registration No. 333- 137780
Ladies and Gentlemen:
We have acted as special counsel to H&E Equipment Services, Inc., a Delaware corporation (the “Company”), H&E Finance Corp., a Delaware corporation (“H&E Finance”), H&E Equipment Services (California), LLC, a Delaware limited liability company (“H&E California”), H&E California Holding, Inc., a California corporation (“California Holding” and together with H&E Finance and H&E California, the “Identified Guarantors”), Great Northern Equipment, Inc., a Montana corporation (“Great Northern”), and GNE Investments, Inc., a Washington corporation (“GNE Investments” and together with the Identified Guarantors and Great Northern, the “Guarantors”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-4 (Registration No. 333-137780) originally filed with the Securities and Exchange Commission (the “Commission”) on October 3, 2006, and as amended on October 10, 2006 (the “Registration Statement”), of the proposed offer by the Company to exchange (the “Exchange Offer”) up to $250,000,000 aggregate principal amount of outstanding 8 3/8% Senior Notes due 2016 of the Company (the “Outstanding Notes”) and the guarantees of the Outstanding Notes by the Guarantors (the “Outstanding Guarantees”) for an equal aggregate principal amount of 8 3/8 % Senior Notes due 2016 of the Company (the “Exchange Notes”) and guarantees of the Exchange Notes by the Guarantors (the “Exchange Guarantees”) on the terms set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and the letter of transmittal filed as an exhibit thereto. The Exchange Notes and Exchange Guarantees will be issued pursuant to an indenture, dated as of August 4, 2006 (the “Indenture”) by and among the Company, the Guarantors and The Bank of New York, as trustee (the “Trustee”), which

October 10, 2006
H&E Equipment Services, Inc.

Indenture is filed as exhibit 4.9 to the Registration Statement. This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as to the enforceability of the Exchange Notes and the Exchange Guarantees.
In rendering the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, agreements, certificates, corporate and other instruments, and examined such questions of law as we have deemed necessary or appropriate for the purposes of rendering this opinion letter, including the Registration Statement, the Indenture, the form of Exchange Note and the form of notation of Exchange Guarantee. As to the facts on which this opinion is based, we have relied upon certificates of public officials, certificates and written statements of officers and representatives of the Company and the Guarantors.
In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons, and the legal power and authority of all persons signing on behalf of the parties to all documents (other than the Company and the Identified Guarantors). In addition, we have assumed that (i) each party (other than the Company and the Identified Guarantors) to the Indenture, the Outstanding Notes, the Outstanding Guarantees, the Exchange Notes and the Exchange Guarantees is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) each party (other than the Company and the Identified Guarantors) to the Indenture, the Outstanding Notes, the Outstanding Guarantees the Exchange Notes and the Exchange Guarantees has the legal power and authority to enter into and perform its respective obligations thereunder, (iii) the Indenture, the Outstanding Notes and the Outstanding Guarantees have been, and the Exchange Notes and the Exchange Guarantees will have been, duly authorized, executed and delivered by the parties thereto (other than the Company and the Identified Guarantors) and constitute, and in the case of the Exchange Notes and the Exchange Guarantees, will constitute, legal, valid and binding obligations of such parties, enforceable against such parties in accordance with their respective terms, (iv) the Outstanding Notes have been, and the Exchange Notes will have been, duly authenticated and delivered by the Trustee in accordance with the terms of the Indenture, (v) the Exchange Notes will conform to the specimens thereof examined by us, (vi) the Indenture will have been qualified under the Trust Indenture Act of 1939, as amended, and (vii) the Registration Statement will have been declared effective by the Commission. We have also assumed that there will be no changes in applicable law between the date of this opinion and the date of issuance and delivery of the Exchange Notes and the Exchange Guarantees.

October 10, 2006
H&E Equipment Services, Inc.

The opinions expressed herein are limited to the internal laws of the State of New York, the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware and the Corporations Code of the State of California and we express no opinion concerning the laws of any other jurisdiction.
On the basis of the foregoing and subject to the assumptions and qualifications set forth in this letter, we are of the opinion that:
(1) The Exchange Notes have been duly authorized by all necessary corporate actions of the Company and, when the Exchange Notes have been duly executed, authenticated, issued and delivered by or on behalf of the Company in the manner contemplated by the Prospectus against the due tender and delivery to the Trustee of Outstanding Notes in an aggregate principal amount equal to the aggregate principal amount of the Exchange Notes, the Exchange Notes will be the legally valid and binding obligations of the Company, enforceable against it in accordance with their terms.
(2) The Exchange Guarantees of each of the Identified Guarantors have been duly authorized by all necessary corporate or limited liability company action, as the case may be, of each Identified Guarantor. When the Exchange Notes have been duly executed, authenticated, issued and delivered by or on behalf of the Company in the manner contemplated by the Prospectus against the due tender and delivery to the Trustee of Outstanding Notes in an aggregate principal amount equal to the aggregate principal amount of the Exchange Notes, each of the Exchange Guarantees will be the legally valid and binding obligation of the respective Identified Guarantor, enforceable against such Identified Guarantor in accordance with its terms.
Our opinions as expressed herein are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws now or hereafter in effect of or relating to or affecting creditors’ rights generally, and (ii) general principles of equity (whether considered in a proceeding at law or in equity) and the discretion of the court or other body before which any proceeding therefor may be brought.
This opinion letter has been prepared for your use solely in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ Dechert LLP